EXHIBIT 10.2

Gilla Inc.

June 19, 2012

Mr. Danny Yuranyi
President
Snoke Distribution Canada Ltd.

Dear Sir:

Re:           Business Combination of Snoke Distribution Canada Ltd. (“Snoke”) and Gilla Inc. ("Gilla")

Subject to and in accordance with the terms and conditions hereinafter contained, this letter agreement (the "Agreement") is intended to set forth the basic terms and conditions of the proposed acquisition (the "Acquisition") by Gilla of all of the issued and outstanding shares of Snoke. Gilla proposes that the Acquisition will proceed as follows:

1.
Background of Gilla:  Gilla is a public company and the common shares of Gilla (the “Gilla Common Shares”) are listed for trading on the OTC-BB (the "OTC") under the symbol GLLA. There are currently 29,477,766 Gilla Common Shares issued and outstanding, and no other securities or shares or options convertible into common shares or other securities.

2.
Background of Snoke:  Snoke is a private company incorporated under the laws of Ontario that has only common shares (the "Snoke Common Shares") issued and outstanding, and no other outstanding stock options, warrants, anti-dilution or other rights to purchase Snoke Common Shares.  Snoke has no debt, liabilities or unsecured payables not disclosed in its pro forma financial statements (the “Snoke Financial Statements”).

3.
Snoke Private Placement:  Prior to the closing the Acquisition (the “Closing”), a private placement of common shares of Gilla for gross proceeds of a minimum of $250,000 and a maximum of $500,000 on a best efforts basis (the "Snoke Private Placement") is intended to be conducted.

4.
Acquisition of Snoke:  At the Closing, Gilla will acquire all of the issued and outstanding Snoke Common Shares, in exchange for 25 million Gilla Common Shares valued at $0.003 per Gilla Common Share. For purposes of such issuance, Snoke shall execute and deliver the form of Regulation S – Rule 903 Acknowledgments and Representations.

5.
Board of Directors and Officers:  The parties acknowledge that upon closing of the transaction, the board of Gilla will be revised to consist (effective at the time of the closing of the Acquisition) of six (6) directors as determined by Snoke with the understanding that George Benarroch, Daniel Barrette and Linda Kent will resign. At Closing, the new Board of Directors of Gilla will appoint the officers and management of Gilla.

6.	Gilla Representations and Warranties: Gilla represents and warrants to Snoke as follows:

(a)	Gilla is duly incorporated and is validly subsisting under the laws of Nevada;

(b)	Gilla has no subsidiaries;

(c)
Gilla is in compliance with all of its obligations as a reporting issuer in the jurisdictions where it is a reporting issuer, including those imposed pursuant to securities legislation, and the regulations and policies thereunder;

(d)
Gilla is in compliance with all of the policies of the OTC and the Financial Industry Regulatory Authority (“FINRA”) and is eligible for electronic book-entry delivery and settlement depository services by the Depository Trust Company (“DTC”);

(e)	Gilla currently has 29,477,766 Gilla Common Shares issued and outstanding, all of which are validly issued and outstanding as fully paid and non-assessable;

(f)
Gilla has no agreement, option, understanding, warrant, call, conversion right, commitment or any right or privilege of any kind which obligates Gilla  to allot or issue any Gilla Common Shares or any equity interests, carried interest, licenses, sublicenses, fees, indemnities, royalties, profit sharing or any similar agreement or participation of any nature or kind, contingent or otherwise, other than the loan agreement (attached as Schedule “A” hereto) between Gilla and Credifinance Capital Corp. which will automatically terminate upon the payment thereof, for greater certainty, the loan agreement will be replaced by a new 6% coupon, 18 month term Promissory Note prior to closing, with terms acceptable to both parties, including that it shall be convertible at $0.01 per share in the event that the note matures and is not repaid within 30 days of maturity, with an acceptable mechanism to provide transfer of control back to the existing controlling shareholder if this Promissory Note goes into default and not cured within the periods allowed in the Promissory Note;

(g)	Gilla is not a party to any employment agreements with any of its officers or employees;

(h)
the financial statements of Gilla for the period ended December 31, 2011 were true and correct and present fairly in all material respects the financial position of Gilla as at the date thereof and were prepared in accordance with Canadian generally accepted accounting principles consistently applied;

(i)
(A) Gilla is a Section 12(g) "reporting issuer" within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules and regulations promulgated thereunder by the United States Securities & Exchange Commission (the “SEC”); (B) neither the SEC nor any securities commission, nor FINRA, nor DTC nor the OTC, has issued any order preventing the Acquisition or cessation of trading of any securities of Gilla; (C) DTC not imposed a chill on the trading of the shares of Common Stock of Gilla; (D) Gilla is in good standing in the state of its incorporation and in each other state and province where it is required to be registered to conduct business; and (E) Gilla is fully compliant as a reporting issuer with the Securities Act, the Exchange Act and all other applicable national, state and provincial securities laws and regulations, as well as all FINRA OTC policies.

(j)
there is no "material fact" or "material change" (as those terms are defined in applicable securities legislation) in the affairs of Gilla that has not been generally disclosed to the public; Gilla has not made any material misstatements or omitted any material information in any filing made with the SEC or in connection with the sale or placement of any of its securities; there are no undisclosed liabilities in any financial statement of Gilla filed with the SEC or in any of the books and records of Gilla which have been delivered to Snoke.  All information and materials provided by Gilla to Snoke is true and correct in all respects; and

(k)
there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of Gilla's knowledge, pending or threatened against or relating to Gilla or its material assets and there is no circumstance, matter or thing known to Gilla which might give rise to any such proceeding or to any governmental investigation relative to Gilla and there is not outstanding against Gilla any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator.

7.	Snoke Representations and Warranties: Snoke represents and warrants to Gilla as follows:

(a)	Snoke is duly incorporated and is validly subsisting under the laws of Ontario;

(b)
other than as disclosed herein, Snoke has no outstanding agreements, options, understandings, warrants, calls, conversion rights, commitments or any rights or privileges of any kind which obligate Snoke to allot or issue any shares in its capital;

(c)	Snoke has the sole and exclusive right to all of its assets and technolgy and to conduct its business relating thereto;

(d)
there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of Snoke's knowledge, pending or threatened against or relating to Snoke, its subsidiaries or the Snoke Assets, or Snoke’s other material assets and there is no circumstance, matter or thing known to Snoke which might give rise to any such proceeding or to any governmental investigation relative to Snoke and there is not outstanding against Snoke or in respect of the Snoke Assets, any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator; and

(e)	Snoke has no debt, liabilities, or payables not disclosed in the Snoke Financial Statements.

8.	Regulatory Requirements: This agreement is subject to any required regulatory approvals and upon closing, Gilla agrees to file any and all documents required to comply with applicable securities laws.

9.	Closing: The parties agree the date of Closing (the "Closing Date") will occur on or before July 6, 2012.

10.
Costs:  The parties agree each party will pay for their own respective costs incurred pursuant to the Acquisition and the other transactions contemplated in this Agreement, whether or not the transactions contemplated herein are completed.

11.
Due Diligence:  For the purposes of allowing Gilla and Snoke to review the business and affairs of each other so as to enable each other to determine if there are any facts relating to which, if known to the other party, would cause it to elect to not proceed with the Acquisition, Snoke and Gilla hereby permit each other and their auditors and agents to conduct, upon the execution of this Agreement, up to and including the Closing Date, such investigations as each party may deem reasonably necessary or advisable in order to ensure that each of the representations, warranties, covenants and agreements as are required by each party are true and accurate.

12.	Conditions: The obligations of the parties to consummate the Acquisition will be subject to the fulfilment of the following conditions:

(a)	the receipt of all necessary approvals;

(b)	the latest available financial statements of Gilla are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied;

(c)
the audited and pro forma financial statements of Snoke required to complete the Acquisition are delivered to Gilla on or before June 30, 2012 and such financial statements are true and correct and have been prepared in accordance with Canadian generally accepted accounting principles consistently applied and in accordance with applicable requirements of the OTC and the disclosure requirements of applicable securities laws, including, without limitation, all rules and regulations promulgated under the Exchange Act;

(d)	there will be no adverse material change in the business, affairs or operations of Gilla between the date of the latest available financial statements of Gilla and the Closing;

(e)	there will be no adverse material change in the business, affairs or operations of Snoke between the date of the latest available financial statements of Snoke and the Closing;

(f)	the review to the sole satisfaction of Snoke of the financial condition, business, properties, title, assets and affairs of Gilla;

(g)	the review to the sole satisfaction of Gilla of the Snoke Assets and of the financial condition, business, properties, title, assets and affairs of Snoke;

(h)	the approval of the Acquisition by the board of directors of each of Gilla and Snoke;

(i)	the Board of Directors of Gilla will consist of the directors as contemplated by paragraph 5;

(j)	the Snoke Private Placement will have been completed, prior to or concurrently with the Closing;

(k)	Gilla will not have undertaken any business, other than in connection with the completion of the Acquisition and the entering into of the Formal Agreement; and

(l)	$50,000 of amounts owed by Gilla to Credifinance Capital Corp. are repaid;

(m)
All amounts owing to Credifinance Capital Corp. at closing are to be reflected by a new promissory note, with terms acceptable to both parties, at 6% interest payable within 18 months, convertible at $0.01 per share in the event that the note matures and is not repaid within 30 days of maturity;

(n)
Credifinance Capital Corp. grants to Snoke Investment Corporation an option for eighteen months, at an exercise price of C$0.025 per share, over 11,300,000 Gilla Common Shares, such option to be exercised only when all amounts payable to Credifinance Capital Corp. are repaid (or pro rata to such amounts that are repaid);

(o)	the Snoke security holders will have received certificates representing the Gilla Common Shares to which they are entitled pursuant to paragraph 4;

(p)
the representations and warranties contained herein and in the Formal Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects as of that date;

(q)
no inquiry or investigation (whether formal or informal) in relation to Gilla or Snoke or their directors or officers, shall have been commenced or threatened by any officer or official of the OTC or any securities commission, or similar regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on applicable party; and

(w)
each party making available all relevant financial statements, documents, reports, files, books, papers, documents and agreements, and all other relevant information relating to its business, assets, operations, prospects, financial condition and affairs, such that the other party shall satisfactorily complete its due diligence review of such materials on the later of: (i) the date on which the filing statement in respect of the Acquisition is filed on SEDAR in accordance with the policies of OTC; and (i) such other date as agreed to by the parties..

The conditions listed in subparagraphs (b), (d), (f), (o) and (x) are for the sole benefit of and may be waived only by, Snoke. The conditions listed in subparagraphs (c), (e), and (g) are for the sole benefit of and may be waived only by Gilla. The balance of the conditions in this paragraph 16 are for the benefit of, and may be waived by, the parties hereto as they relate to the obligations of the other parties to perform same.

13.
Confidential Information:  The information provided by each of Gilla and Snoke, in any form whether written, electronic or verbal, as to financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party, including information contemplated by paragraph 11, will be kept confidential by each party (the "Confidential Information"), other than information that:

(a)	has become generally available to the public;

(b)	was available to a party or its representatives on a non-confidential basis before the date of this Agreement; or

(c)
has become available to a party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives.

No Confidential Information may be released to any third party without the consent of the provider thereof, except if such information is required to be released by law, court order or stock OTC rule.  Confidential Information may be used solely for the purpose of consummating the transactions contemplated by this Agreement.

14.
Press Releases:  The parties will advise each other, in advance, of any public statement or press release which they propose to make in respect of the Acquisition, provided that no party will be prevented from making any public statement or press release which is required to be made by law or any rule of a stock exchange or similar organization to which it is bound.  Upon the execution of this letter agreement, Gilla will issue a Form 8-K as required under the Exchange Act.

15.	Termination: This Agreement may be terminated in writing at any time by the parties hereto in accordance with the terms contained herein or if closing has not occurred on or before July 13, 2012.

16.	This Agreement will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

17.	This Agreement constitutes an enforceable legal agreement, the consideration for which will be the mutual covenants of the parties contained herein.

If the foregoing correctly sets forth your understanding, please indicate your acceptance thereof by signing and returning the enclosed duplicate of this letter.

This letter may be signed in counterparts which together will be deemed to constitute one (1) letter agreement, and delivery of the counterparts may be effected by means of telecopier from us to you and from you to us.

Yours truly,

GILLA INC.

		Per:	/s/ Georges Benarroch
Georges Benarroch

ACKNOWLEDGED AND AGREED TO this 25th day of June, 2012. Snoke Distribution Canada Ltd.

Per:	/s/ Danny Yuranyi
Danny Yuranyi